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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COMFORT SYSTEMS USA, INC.
675 Bering, Suite 400
Houston, Texas 77057

April 6, 2015

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of the Stockholders of Comfort Systems USA, Inc., which will be held on Tuesday, May 19, 2015 at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024 at 11:00 a.m. local time.

        Information about the meeting is presented on the following pages. At this meeting you are being asked to elect the nine directors nominated by the board to serve until the next annual meeting; to ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2015; and to approve, by stockholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a "Say on Pay" proposal.

        Please read the proxy statement, which presents important information about the Company and each of the items being presented for stockholder vote. Whether or not you intend to be present in person, when you have finished reading the statement, please vote promptly by telephone or internet, which saves the Company money, or by marking, signing, and returning your proxy card in the enclosed envelope so that your shares will be represented.

        We hope that many of you will be able to attend the meeting in person. We look forward to seeing you there.

Sincerely yours,

FRANKLIN MYERS	BRIAN E. LANE
Chairman of the Board	President and Chief Executive Officer

COMFORT SYSTEMS USA, INC.
675 Bering, Suite 400
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2015

        Notice is hereby given that the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Comfort Systems USA, Inc., a Delaware corporation (the "Company"), will be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024, at 11:00 a.m. local time on Tuesday, May 19, 2015 for the following purposes:

  1.
  To elect nine (9) directors nominated by the board of directors to serve until the 2016 Annual Meeting of Stockholders;

  2.
  To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2015;

  3.
  To approve, by a stockholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a "Say on Pay" proposal; and

  4.
  To transact any other business that may properly come before the Annual Meeting.

        We are not aware of any other business to come before the Annual Meeting. Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 20, 2015 are entitled to notice of and to vote at the Annual Meeting. In the event there are not enough votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By Order of the Board of Directors,

TRENT T. MCKENNA Corporate Secretary

Houston, Texas
April 6, 2015

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE EITHER FOLLOW THE DIRECTIONS FOR PHONE OR INTERNET VOTING ON YOUR PROXY CARD OR SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

COMFORT SYSTEMS USA, INC.

Annual Meeting of Stockholders
May 19, 2015

PROXY STATEMENT

GENERAL MEETING INFORMATION

Why am I receiving this proxy statement?

        The enclosed proxy is solicited by the Board of Directors (the "Board") of Comfort Systems USA, Inc. (the "Company") for the 2015 Annual Meeting of Stockholders (the "Annual Meeting"), to be voted at the Annual Meeting. This proxy statement and the enclosed proxy are first being provided to stockholders on or about April 6, 2015.

When and where is the 2015 Annual Meeting of Stockholders?

        The Annual Meeting will be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024, at 11:00 a.m. local time on Tuesday, May 19, 2015, and at any reconvened meetings after any adjournments or postponements thereof.

Who can vote?

        The holders of record of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 20, 2015 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

How do I vote?

        If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy. You may vote by proxy by providing your voting instructions by internet or telephone or by signing, dating and returning a proxy card. The instructions for each method of voting are on the proxy card. If you wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you.

        If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification, you should bring both (i) an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and (ii) a proxy issued in your name, which you must obtain from the record holder.

What are the voting rights of holders of Common Stock?

        Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting.

What are my voting choices and what is the required vote?

        By giving us your proxy, you authorize the persons named on the proxy card to vote your shares in the manner you indicate at the Annual Meeting or at any adjournments or postponements thereof.

Proposal 1: Election of Directors

        In the vote on the election of director nominees nominated by the board of directors to serve until the 2016 Annual Meeting, stockholders may:

  (a)
  vote for all nominees;

  (b)
  withhold authority from the proxy holders to vote for all nominees; or

  (c)
  vote for all nominees except those specified.

        The Board recommends a vote FOR all nominees. If a quorum is present, the nine nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting or at any adjournments or postponements thereof will be elected. As a result, a vote to withhold authority will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of the election.

Proposal 2: Ratification of Auditors

        In the vote on whether to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2015, stockholders may:

  (a)
  vote for ratification;

  (b)
  vote against ratification; or

  (c)
  abstain from voting on ratification.

        The Board recommends a vote FOR ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of the independent auditors. Abstentions will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

Proposal 3: Non-Binding Advisory "Say on Pay" Vote

        In the non-binding advisory vote on whether to approve the compensation paid by the Company to its named executive officers, stockholders may:

  (a)
  vote for approval;

  (b)
  vote against approval; or

  (c)
  abstain from voting on the approval.

        The Board recommends a vote FOR approval. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will constitute the stockholders' non-binding approval with respect to the Company's executive compensation programs. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

What constitutes a quorum?

        A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company's Bylaws, a majority of the shares entitled to cast votes on a particular matter, present in person or represented by proxy, constitutes a quorum as to that matter. As of the Record Date, 37,307,149 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of holders of Common Stock representing at least 18,653,575 votes will be required to establish a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the accompanying Notice of Annual Meeting was sent directly to you by the Company.

        If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice of Annual Meeting was forwarded to you by your bank, broker, or other intermediary. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What happens if I do not give specific voting instructions?

        If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares FOR the nominees listed in Proposal 1, FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2015 in Proposal 2, and FOR approval with respect to the Company's executive compensation programs in Proposal 3.

        If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under New York Stock Exchange ("NYSE") rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters (including uncontested director elections and "Say on Pay"). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter (including uncontested director elections and "Say on Pay"), the organization that holds your shares will inform our election inspectors that it does not have the authority to vote on this matter with respect to your shares and your shares will not be voted. This is generally referred to as a "broker non-vote." When our election inspectors tabulate the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares.

Can I change my vote after I return my proxy card?

        Yes. A proxy may be revoked by a registered stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company no later than the close of business on May 18, 2015, or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. If your stock is held in street name, you must follow the instructions of the broker, bank, or nominee as to how to change your vote.

Who pays to prepare, mail, and solicit the proxies?

        The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers, directors, and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail, telephone, or email communication. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

        Votes cast by proxy or in person at the Annual Meeting will be counted by two people appointed by the Company to act as election inspectors for the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposals 1, 2, and 3. If other business does properly come before the Annual Meeting, the persons named in the proxy intend to act on those matters as they deem advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the NYSE's rules on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I find the Company's governance documents, such as its corporate Governance Standards, director Independence Guidelines, Corporate Compliance Policy, and Board committee charters?

        All these documents can be found on our website at http://www.comfortsystemsusa.com. Please note that documents and information on our website are not incorporated into this proxy statement by reference. These documents are also available in print by writing to the Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

How can I receive a copy of the Annual Report?

        The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the year ended December 31, 2014, accompanies this proxy statement and may also be accessed through our website—http://www.comfortsystemsusa.com.

Where can I find the voting results of the Annual Meeting?

        We plan to announce the preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K, which we will file with the United States Securities and Exchange Commission (the "SEC") and make available on our website—http://www.comfortsystemsusa.com.

When and where will a list of stockholders be available?

        A list of stockholders of record will be available for examination at the Company's headquarters during ordinary business hours for the ten days prior to the Annual Meeting.

 PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Board of Directors

        Nine directors will be elected at the Annual Meeting to serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in May 2016.

Information with Respect to Nominees for Director

        The nominees for election at the Annual Meeting are Darcy G. Anderson, Herman E. Bulls, Alfred J. Giardinelli, Jr., Alan P. Krusi, Brian E. Lane, Franklin Myers, James H. Schultz, Constance E. Skidmore, and Vance W. Tang (collectively the "Nominees").

        If elected, each Nominee has agreed to serve for a term of one year expiring at the 2016 Annual Meeting of Stockholders. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

  Nominees

        Set forth below are the names, ages as of March 31, 2015, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies on which each is currently serving, or has served in the past five years, as a director:

DARCY G. ANDERSON, 58
Director

        Darcy G. Anderson has served as a Director of the Company since March 2008. Since April 2009, Mr. Anderson has served as Vice Chairman of Hillwood, a real estate, oil and gas, and investments company. From November 2000 until April 2009, Mr. Anderson served as Chief People Officer and Vice President for Perot Systems Corporation, an information technology services and consulting firm. Prior to joining Perot Systems, Mr. Anderson held various positions at Hillwood Development Corporation beginning in 1987, including Senior Vice President for Corporate Affairs and Chief Operating Officer. Mr. Anderson also served as president of Hillwood Urban, overseeing all of the operations and development for the company's Victory project and the new American Airlines Center in downtown Dallas. He also served in various leadership roles for the Perot '92 Presidential Campaign. Mr. Anderson joined Electronic Data Systems (EDS) in 1983 working in recruiting management. Prior to his employment with EDS, Mr. Anderson completed five years of active duty in the United States Army Corp of Engineers. He is a Director for the West Point Association of Graduates. Mr. Anderson is a graduate of the United States Military Academy at West Point.

        Mr. Anderson has significant experience and knowledge of real estate development, human resources and leadership development practices, energy efficiency, corporate facilities management, and information technology services.

HERMAN E. BULLS, 59
Director

        Herman E. Bulls has served as a Director of the Company since February 2001. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as an International Director and Chairman, Public Institutions of JLL, an international full-service real estate firm. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of one of the nation's largest Fannie Mae multifamily lenders. From March 1998 to September 2000, Mr. Bulls was a

Managing Director for JLL. From 1989 until 1998, he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with JLL, he served over eleven years of active duty service with the United States Army. Mr. Bulls was the Co-Founder, President, and Chief Executive Officer of Bulls Capital Partners, a commercial mortgage firm. He sold the firm to a Wall Street entity in 2010. Mr. Bulls retired as a Colonel from the Army Reserve. Mr. Bulls is a member of the Board of Directors of the West Point Association of Graduates, serves as a member of the Real Estate Advisory Committee for New York State Teachers' Retirement System, one of the largest pension retirement systems in the United States, and serves on the Board of Directors of Rasmussen College, Exelis, USAA, and Tyco International. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

        Mr. Bulls has decades of real estate and finance experience with a particular knowledge of team building, marketing, and strategic development.

ALFRED J. GIARDINELLI, JR., 67
Director

        Alfred J. Giardinelli, Jr., one of the original founders of the Company, has served as a Director of the Company since June 1997. Since 1982, Mr. Giardinelli has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company. Mr. Giardinelli is a graduate of Florida State University.

        Mr. Giardinelli has forty years of experience in the construction industry and has been involved in the formation and growth of the Company since its inception. As President of one of the Company's operating subsidiaries, Mr. Giardinelli provides the Board a unique and valuable perspective on the construction business.

ALAN P. KRUSI, 60
Director

        Alan P. Krusi has served as a Director of the Company since March 2008. Mr. Krusi has been President, Strategic Development of AECOM Technology Corporation, a global provider of professional technical and management support services, since October 2011, and served as Executive Vice President for Corporate Development from August 2008 until October 2011. From 2003 until 2008 Mr. Krusi served as President of Earth Tech, Inc., an engineering, consulting, and construction services firm owned by Tyco International. From 2002 to 2003, Mr. Krusi served as CEO of RealEnergy, Inc., a company providing on-site cogeneration to commercial and industrial customers. From 1999 to 2002, Mr. Krusi served as President of the Construction Services division of URS Corporation, where he oversaw an international construction services business specializing in construction management and program management. Prior to his employment with URS, and over a period of twenty-two years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. Mr. Krusi currently serves on the Board of Directors of Blue Earth, Inc. and Alacer Gold Corp. Mr. Krusi is a graduate of the University of California at Santa Barbara and is a Registered Geologist, Certified Engineering Geologist, and Licensed General Contractor in the State of California.

        Mr. Krusi has more than thirty-five years of experience in the construction and engineering industries, including experience in executive management positions for public companies.

BRIAN E. LANE, 58
Director, President, and Chief Executive Officer

        Brian E. Lane has served as Chief Executive Officer and President of Comfort Systems since December 2011 and as a director since November 2010. Mr. Lane served as Comfort Systems'

President and Chief Operating Officer from March 2010 until December 2011. Mr. Lane joined Comfort Systems in October 2003 and served as Vice President and then Senior Vice President for Region One of the Company until he was named Executive Vice President and Chief Operating Officer in January 2009. Prior to joining Comfort Systems, Mr. Lane spent fifteen years at Halliburton, the global service and equipment company devoted to energy, industrial, and government customers. During his tenure at Halliburton, he held various positions in business development, strategy, and project initiatives. He departed as the Regional Director of Europe and Africa. Mr. Lane's additional experience included serving as a Regional Director of Capstone Turbine Corporation, a distributed power manufacturer. He also was a Vice President of Kvaerner, an international engineering and construction company where he focused on the chemical industry. Mr. Lane is a member of the Board of Directors of Griffen Dewatering Corporation. Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College.

        Mr. Lane has more than thirty years of experience in the construction and engineering industries. As the Company's Chief Executive Officer and President, Mr. Lane provides the Board a valuable perspective on the Company's day-to-day operations and on current trends and developments in the industry.

FRANKLIN MYERS, 62
Director and Chairman of the Board

        Franklin Myers has served as a Director of the Company since May 2005 and as Chairman of the Board since May 2014. Mr. Myers has been a Senior Advisor and advisory director of Quantum Energy Partners, a private equity firm, since February 2013 and was an operating advisor to Paine and Partners, a private equity firm, from October 2009 until December 2012. From April 2008 until March 2009, Mr. Myers served as Senior Advisor to Cameron International Corporation, a global provider to the oil & gas and process industries. Mr. Myers served as the Senior Vice President of Finance and Chief Financial Officer of Cameron International Corporation from 2003 to 2008. From 1995 to 2003, Mr. Myers served at various times as Senior Vice President and President of a division within Cooper Cameron Corporation as well as General Counsel and Secretary. Prior to joining Cooper Cameron Corporation in 1995, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated, and an attorney and partner at the law firm of Fulbright & Jaworski, now known as Norton Rose Fulbright. Mr. Myers currently serves on the Board of Directors of Ion Geophysical Corporation, HollyFrontier Corporation, Forum Energy Technologies and WireCo WorldGroup, a privately owned company. Mr. Myers served on the Board of Directors of Seahawk Drilling Company from 2009 until 2011, and of Frontier Oil Corporation—a predecessor of HollyFrontier Corporation—from 2009 until its 2011 merger with Holly Corporation. Mr. Myers holds a Bachelor of Science, Industrial Engineering, from Mississippi State University and a J.D. degree, with honors, from the University of Mississippi.

        Mr. Myers has several decades of public company experience, with a particular knowledge of operations, financial management, and legal affairs. Additionally, Mr. Myers has significant experience serving on other public company boards.

JAMES H. SCHULTZ, 66
Director

        James H. Schultz has served as a Director of the Company since November 2002. He retired from the American Standard Companies in 2001, where he had worked for thirty-one years. Mr. Schultz served as President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, from 1998 to 2001. Prior to that time he served in various other capacities, including Executive Vice President. Mr. Schultz served on the Board of Directors of Goodman Global, Inc. from 2006 to 2008. Mr. Schultz has been Chair and a Board member of the Air

Conditioning and Refrigeration Institute, and serves on The Iowa State University Foundation Board of Governors. Mr. Schultz is also a Board Member of Twin City Fan. Mr. Schultz is a graduate of Iowa State University.

        Mr. Schultz has extensive experience related to the manufacture, sale, service, and installation of HVAC equipment and performance contracting. As President of the Trane Commercial Air Conditioning Group, Mr. Schultz was responsible for the division's profit and loss statements. As a result of his experience, Mr. Schultz is very knowledgeable about the Company's industry.

CONSTANCE E. SKIDMORE, 63
Director

        Constance E. Skidmore has served as a Director of the Company since December 2012. Ms. Skidmore retired from PricewaterhouseCoopers, a public accounting firm, in 2009, after serving for more than two decades as a partner, including a term on its governing board. Ms. Skidmore serves on the Audit Committees of ShoreTel, Inc. (NASDAQ: SHOR) and BayCareHealth Systems and on the boards of several other privately-held and non-profit companies: Ivis Technologies, The V Foundation for Cancer Research, Viz Kinect, Mahoot, Inc., and First Warning Systems. Ms. Skidmore is a graduate of Florida State University and earned a master of science in taxation from Golden Gate University.

        Ms. Skidmore has more than thirty years of experience in accounting and finance, including in the construction industry, and significant experience and knowledge in talent management and strategic planning.

VANCE W. TANG, 48
Director

        Vance W. Tang has served as a Director of the Company since December 2012. Mr. Tang has been President and Owner of VanTegrity Financial, LLC, a wealth management firm, since February 2012, and VanTegrity Consulting, a strategy and leadership consulting services and executive coaching provider, since August 2012. Mr. Tang previously served as President and Chief Executive Officer of the U.S. subsidiary of KONE OY, a public company and a leading global provider of elevators and escalators, and Executive Vice President of KONE Corporation from February 2007 until August 2012. In this role he led the organization through a major transformation around customer focus and profitable growth. Prior to joining KONE, he was Vice President and General Manager at Honeywell Building Control Systems. Previously, he spent more than a decade at Trane, a supplier of heating, ventilation, and air conditioning systems to both the residential and commercial markets. He serves on the Board of Directors of American Woodmark Corporation (NASDAQ:AMWD) and the Board of Governors of the Center for Creative Leadership. Mr. Tang has a Bachelor of Science degree in Electrical Engineering and an MBA degree from the University of Wisconsin.

        Mr. Tang has deep operations experience in the construction and service industries, including experience as a Chief Executive Officer, and he also has experience serving on other public company boards. Additionally, Mr. Tang is currently serving as our Board Liaison for Cybersecurity, leveraging his engineering background and business leadership experience.

The Board of Directors recommends that stockholders vote FOR the Directors listed above in Proposal Number 1.

Meetings of the Board and Committees

        During the year ended December 31, 2014, the Board held five regular meetings and four special meetings. At each regularly scheduled meeting of the Board, the non-management directors, each of whom is independent, met separately from management in executive session under the direction of Mr. Myers, the Chairman of the Board. Members of the Board are encouraged to attend the Annual

Meeting and all members of the Board attended the Annual Meeting in 2014. Additional information regarding the determination of director independence is set forth below under "Corporate Governance—Independence." Each director attended at least 75% of the aggregate of the number of meetings of the Board and the Board committees of which he or she was a member that took place during his or her term of office.

        The Board has several committees. Each of these committees and their members are described below. The Board has adopted a written charter for each of these committees which, together with the Board's Governance Standards and Independence Guidelines, are available on the Company's website at http://www.comfortsystemsusa.com, or by writing to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

  Audit Committee

        The Audit Committee, which held eight regular meetings during 2014, reviews with management and the independent auditors the Company's quarterly and annual financial statements, the scope of the audit, any comments made by the independent auditors and such other matters as the committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management those matters relating to compliance with corporate policies, as the committee deems appropriate. The Audit Committee reviews and reassesses the adequacy of its charter every year and has done so for 2015.

        The current members of the Audit Committee are Ms. Skidmore and Messrs. Myers, Krusi, Schultz and Tang, none of whom is or has been an executive officer or employee of the Company at any time. The Board has determined that the committee consists entirely of directors who meet the independence requirements of the NYSE's listing standards, the Board's Independence Guidelines (discussed below at "Corporate Governance—Independence") and the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the Board has determined that each member of the Audit Committee is financially literate, and based on accounting or related financial management expertise, that each of Ms. Skidmore and Messrs. Myers, Krusi, Schultz and Tang are audit committee financial experts.

  Compensation Committee

        The Compensation Committee, which held four regular meetings and one special meeting during 2014, establishes and administers the Company's executive compensation program and reviews and advises the Board with respect to major organizational changes, leadership development and leadership succession, excepting succession of the Chief Executive Officer, which is overseen by the Governance and Nominating Committee. The Compensation Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and also reviews incentive awards. The members of the committee are Messrs. Anderson, Bulls, Krusi, Myers, and Tang, none of whom is or has been an executive officer or employee of the Company at any time. The committee may delegate any of its responsibilities to a subcommittee thereof. The committee has the authority to hire a professional consultant to review and analyze the Company's compensation programs. In 2014, the Committee retained Pearl Meyer & Partners to advise the Committee during its review of the Company's short-term incentive compensation and to provide a comprehensive market analysis of compensation levels for each Named Executive Officer. The Committee's work with Pearl Meyer & Partners is described in greater detail below in the subsection titled "Independent Compensation Consultant." Further, as discussed below in the section titled "Compensation Discussion and Analysis" the Compensation Committee consults with executive management in developing compensation plans for the Company. The Board has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act.

  Governance and Nominating Committee

        The Governance and Nominating Committee, which held two regular meetings during 2014, evaluates the structure and membership of the Board, evaluates candidates for nomination to the Board as appropriate with an emphasis on diversity of viewpoint and professional experience, reviews the compensation structure for the non-employee directors and the frequency and content of meetings, establishes and reviews the Company's succession plan for its Chief Executive Officer, and makes recommendations to the Board on all such matters. Although the committee does not have a formal diversity policy, the committee works to maintain a Board that is diverse in viewpoint and professional experience. The committee periodically examines the composition of the Board to ensure that the Board, taken as a whole, has the necessary skills and experience to steer the Company toward its stated objectives. Directors are nominated or elected by the Board, and stockholders may nominate directors as described further in "Corporate Governance—Director Nomination by Stockholders." The committee identifies Board candidates through a variety of formal and informal channels. The committee has the authority to hire a professional search firm to help identify candidates with specific qualifications, although it has no current engagement with any such firm. The current members of the committee are Messrs. Schultz, Anderson, Bulls, and Tang and Ms. Skidmore, each of whom the Board has determined to meet the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act.

Corporate Governance

        The Board believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board believes promote this purpose, are sound practices, and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, and best practices suggested by recognized governance authorities. The corporate Governance Standards are posted on the Company's website at http://www.comfortsystemsusa.com and are also available upon request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

  Code of Ethics

        The Company adopted the Compliance Policy in 1997, the year the Company was founded. That policy, with subsequent amendments, remains in effect and applies to the Company's directors, officers and employees who are subject to disciplinary action, including termination, for violations of the policy. The policy forms the basis of the Company's ethics and compliance program and covers a wide range of areas. Many Company policies are summarized in the Compliance Policy including conflict of interest, insider trading, confidentiality, and compliance with all laws and regulations applicable to the conduct of the Company's business. Any amendments to the Compliance Policy or the grant of a waiver from a provision of the policy requiring disclosure under applicable SEC rules will be disclosed to the public. The Compliance Policy is posted under the "Governance" tab of the Company's website at http://www.comfortsystemsusa.com and is also available upon request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

  Independence

        The Board has adopted Independence Guidelines to assist the Board in making independence determinations relating to members of the Board. The criteria are consistent with the NYSE listing standards regarding director independence. For a director to be considered independent, the Board must determine that the director does not have a material relationship, directly or indirectly, with the Company. The Independence Guidelines are published on our website, http://www.comfortsystemsusa.com, and are also available by written request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, TX 77057.

        The Board has considered the independence of its members in light of the Independence Guidelines and the rules and regulations under the Exchange Act and NYSE, including each director's affiliations and relationships, and has determined that Ms. Skidmore and Messrs. Anderson, Bulls, Krusi, Myers, Schultz and Tang, who together constitute a majority of the Board, qualify as independent directors of the Company.

  Director Nomination by Stockholders

        The Board will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit a candidate or candidates for consideration in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals." Stockholders desiring to recommend a candidate must submit the recommendation to the Governance and Nominating Committee c/o the Corporate Secretary, Comfort Systems USA, Inc., 675 Bering, Suite 400, Houston, Texas 77057. If a nominating stockholder is not a record holder, the stockholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all personal information that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: (a) independent under the NYSE's listing standards and the Board's Independence Guidelines, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations promulgated thereunder by the Internal Revenue Service (collectively, the "Code");

  •
  Consent to serve on the Board, if nominated and elected; and

  •
  Agree to complete, upon request, a customary director's questionnaire.

        The Governance and Nominating Committee will evaluate any candidate recommended by a stockholder to determine whether he or she is highly qualified. The committee evaluates candidates recommended by stockholders in the same way it evaluates candidates proposed from other sources. In selecting nominees, particular consideration is given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience, and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. In evaluating candidates, the committee considers various qualities and skills that it believes will benefit the Board and the stockholders, including without limitation general management experience, specialization in the Company's principal business activities or finance, significant experience in issues encountered by public companies, and contribution to the diversity of the Board.

  Communications with the Board

        Stockholders and other interested parties may communicate directly with the Board by writing to Comfort Systems USA, Inc., Board of Directors, 675 Bering, Suite 400, Houston, Texas 77057. The Chairman of the Board will review these communications and will determine appropriate steps to address them. A stockholder wishing to communicate directly with the non-management members of the Board may address the communication to "Non-Management Directors, c/o Board of Directors" at the address listed above. These communications will be handled by the Chairman of the Board, who is currently designated to preside at meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of

Directors, at the address listed above. All communications received by the Company are sent directly to the Board or appropriate director.

  Board Leadership Structure and Self-Evaluation Process

        The Board does not have a formal policy regarding whether the position of Chairman of the Board may be filled by the Company's Chief Executive Officer. Instead, the Board has adopted a fluid approach to the Board's leadership structure that allows for variations depending on the circumstances and changing needs of the Company over time.

        Mr. Myers has served as a director since 2005 and has served as the Company's Chairman of the Board since May 2014. The Board has determined that Mr. Myers meets the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act. The Board has carefully considered its leadership structure and determined that currently it is in the best interest of the Company and its stockholders for the roles of Chairman of the Board and Chief Executive Officer to be filled by different individuals. This structure allows the Chief Executive Officer to focus on the Company's day-to-day operations.

        Since the Company has an independent, non-executive Chairman of the Board, the Company has determined that the role of a Lead Director is not necessary. The Board may appoint a Lead Director to coordinate the activities of the independent directors in the future at its discretion.

        The Board conducts an annual self-evaluation process as follows: (i) each director evaluates the Board as a whole; (ii) each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee evaluates the respective committees on which he or she serves; and (iii) each director prepares an individual self-evaluation. In connection with this annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company. The Board believes that directors should be responsive to the Company's evolving circumstances and objectives, and adapt the Board's leadership structure when necessary.

  The Board's Role in Risk Oversight

        The Company's full Board is actively involved in overseeing the Company's risk management process and the Company's risk appetite. These activities are aligned with the Company's strategy. Additionally, the Audit Committee, Compensation Committee, and Governance and Nominating Committee consider risks that fall within their respective areas of responsibilities. A group of the Company's top executives serve on a committee (the "Risk Committee") that is directly responsible for the Company's risk management process. The Company's President and Chief Executive Officer, a member of the Board, serves on the Risk Committee; however, the Risk Committee is a committee of management, not of the Board. The Risk Committee meets at least annually to define and improve the risk-mapping process and considers any appropriate updates at least quarterly. Any risks that are identified through the Company's compliance and ethics program are included in the Risk Committee's processes, along with operational, financial, and strategic risks. The Risk Committee presents comprehensive reports directly to the Board at least annually.

Director Compensation for 2014

        In 2014, each director who was not an employee of the Company or one of its subsidiaries received, in equal quarterly increments, a flat annual fee based on service calculated as follows: $60,000 for general service on the Board; $20,000 to serve as the chair of the Audit Committee; $10,000 to serve as the chair of the Compensation Committee or the Governance and Nominating Committee; and $30,000 for service as the chairman of the Board. This compensation structure is intended to be consistent with current trends in director compensation and to encourage directors to view their role as an ongoing commitment.

        In 2014, upon the advice of the Governance and Nominating Committee and in connection with its annual review of director compensation, the Compensation Committee amended the annual award to directors pursuant to the Company's 2012 Equity Incentive Plan, which was adopted by the Board and approved by stockholders in May 2012, to provide that each non-employee director who continues in office or is elected at an annual stockholder meeting receives an award of fully-vested shares of Common Stock having a fair market value on the grant date equal to $125,000, provided that in no event will the number of shares granted to each non-employee director in connection with the annual award exceed 12,500. The Board has adopted stock ownership guidelines that require directors to own not less than (i) 1,000 shares of Common Stock within 90 days of their initial election by stockholders; (ii) 10,000 shares by the second anniversary of the director's initial election; and (iii) 20,000 shares by the fourth anniversary of the director's initial election. All directors currently comply with these ownership guidelines.

        Directors who are employees of the Company or one of its subsidiaries receive no additional compensation for serving as directors. The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's non-employee directors during 2014.

Name(1)	Director Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Darcy G. Anderson	$70,000	$124,985	$0	$194,985
Herman E Bulls	$60,000	$124,985	$0	$184,985
Alan P. Krusi	$60,000	$124,985	$0	$184,985
Franklin Myers	$90,000	$124,985	$0	$214,985
James H. Schultz	$70,000	$124,985	$0	$194,985
Constance E. Skidmore	$80,000	$124,985	$0	$204,985
Vance W. Tang	$60,000	$124,985	$0	$184,985

(1)
Messrs. Lane and Giardinelli also serve as members of the Board, but were employees of the Company or one of its subsidiaries in 2014, and received no additional compensation for their service.

(2)
Represents grants of 8,153 shares of fully vested Common Stock. For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014. The aggregate grant date fair value of the equity awards was computed in accordance with FASB ASC Topic 718.

(3)
The Company maintains a visiting director's office for all members of the Board at its headquarters in Houston, Texas. The office is available on a first-come-first-served basis for all directors. In accordance with SEC regulations, perquisites that in the aggregate total less than $10,000 are not required to be disclosed.

PROPOSAL NUMBER 2
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has re-appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2015. Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 2014.

        We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

        The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2015. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but it still may decide to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and its stockholders.

Relationship with Independent Auditors

        The Audit Committee has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2015. Ernst & Young LLP acted as independent auditors for the Company for the year ended December 31, 2014. Fees to the Company and its subsidiaries for professional services rendered by Ernst & Young LLP during 2014 and 2013 were as follows:

Description	2014	2013
Audit Fees	$1,428,793	$1,648,293
Audit-Related Fees	$0	$0
Tax Fees	$35,000	$11,708
All Other Fees	$0	$0

        In 2013 and 2014, services under the caption "Tax Fees" consisted principally of fees related to tax advice.

        The amount of audit fees for 2014 is based on a fees estimate determined with input from Ernst & Young LLP for audit services provided to us by Ernst & Young in connection with the audit of our 2014 financial statements. The final audit fees for those services may be more or less than the amount reflected on this table.

        The Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company's independent auditors to the Company, pursuant to which the committee reviews for approval each service expected to be provided by the independent auditors, and is provided with sufficient detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the auditors. In 2014, all of the fees paid to the Company's auditors were approved by the Audit Committee. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, or fees resulting from changes in the scope, structure or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, and tax advice), and other services (services permissible under the SEC's auditor independence rules, typically routine and recurring type services that would not impair the independence of the auditor).

The Board of Directors recommends that
stockholders vote FOR Proposal Number 2.

 PROPOSAL NUMBER 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE
OFFICERS

        The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of and elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay the Named Executive Officers based on Company performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns. As discussed further in the CD&A, the Compensation Committee retains compensation consultants and consults compensation databases to ensure that compensation for key positions is properly aligned with market expectations. Further, the Company's commitment to aligning pay to performance can be seen in the overall trend of its Named Executive Officers' compensation.

        As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to the Named Executive Officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Proposal Number 3, we urge you to read the CD&A section of this Proxy Statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the "Summary of Executive Compensation" section of this Proxy Statement.

        Congress has enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), which requires a non-binding advisory "Say on Pay" vote and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. We value the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

        As an advisory vote and as prescribed by Dodd-Frank, Proposal Number 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for Named Executive Officers. In particular, to the extent there is any significant vote against the Named Executive Officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board modifies its policy on the frequency of "Say on Pay" votes, the next "Say on Pay" vote will be held in 2016.

The Board of Directors recommends that
stockholders vote FOR Proposal Number 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of shares of Common Stock as of March 1, 2015 (i) individually by the Chief Executive Officer, each of the other executive officers of the Company in 2014 as named in the Summary Compensation Table (the "Named Executive Officers"), and current directors and nominees for director of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) each person known to the Company as reported on schedules filed with the SEC to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

        Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 1, 2015		Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2015		Total Beneficial Ownership		% of Class(2)
Brian E. Lane	131,346	(3)	190,224	(4)	321,570		*
William George	80,994	(5)	170,664	(6)	251,658		*
Trent T. McKenna	40,358	(7)	72,907	(8)	113,265		*
Franklin Myers	112,500		0		112,500		*
Julie S. Shaeff	43,141	(9)	61,652	(10)	104,793		*
Alfred J. Giardinelli, Jr	95,516	(11)	0		95,516		*
James H. Schultz	63,153		30,000	(12)	93,153		*
Herman E. Bulls	60,653		20,000	(13)	80,653		*
Alan P. Krusi	60,153		0		60,153		*
Darcy G. Anderson	48,094		0		48,094		*
Vance W. Tang	25,153		0		25,153		*
Constance E. Skidmore	18,153		0		18,153		*
James Mylett	5,573	(14)	5,159		10,732		*

All executive officers and directors as a group (15 persons)	784,787		550,606		1,335,393		3.58%

BlackRock Inc.					3,370,716	(15)	9.04%
55 East 52nd Street New York, New York 10022
Praesidium Investment Management Company, LLC					2,729,495	(16)	7.32%
Peter Uddo
Kevin Oram
747 Third Avenue New York, New York 10017
Barrow, Hanley, Mewhinney & Strauss, LLC					2,639,430	(17)	7.08%
2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761
The Vanguard Group, Inc.					2,500,406	(18)	6.71%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
T. Rowe Price Associates, Inc.					2,457,399	(19)	6.59%
100 E. Pratt Street Baltimore, Maryland 21202

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 1, 2015	Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2015	Total Beneficial Ownership		% of Class(2)
JPMorgan Chase & Co.			2,316,733	(20)	6.22%
270 Park Avenue New York, New York 10017
The Bank of New York Mellon Corporation			1,831,746	(21)	4.91%
One Wall Street, 31st Floor
New York, New York 10286

*
Less than 1%.

(1)
Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 675 Bering, Suite 400, Houston, Texas 77057.

(2)
Calculated using total outstanding shares as of March 1, 2015, which was 37,269,779 (excluding 3,853,586 shares held in treasury).

(3)
Includes 31,865 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(4)
Includes 10,000 options with an exercise price of $6.38; 12,039 options with an exercise price of $11.94; 11,369 options with an exercise price of $13.15; 19,389 options with an exercise price of $11.00; 19,124 options with an exercise price of $12.46; 21,122 options with an exercise price of $13.87; 36,164 options with an exercise price of $11.21; and 14,824 options with an exercise price of $13.86.

(5)
Includes 21,413 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(6)
Includes 8,000 options with an exercise price of $6.38; 19,302 options with an exercise price of $11.94; 18,120 options with an exercise price of $13.15; 21,662 options with an exercise price of $11.00; 19,124 options with an exercise price of $12.46; 19,151 options with an exercise price of $13.87; 24,302 options with an exercise price of $11.21; and 9,962 options with an exercise price of $13.86.

(7)
Includes 12,109 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(8)
Includes 6,870 options with an exercise price of $11.94; 6,488 options with an exercise price of $13.15; 7,756 options with an exercise price of $11.00; 7,599 options with an exercise price of $12.46; 7,266 options with an exercise price of $13.87; 13,743 options with an exercise price of $11.21; and 5,633 options with an exercise price of $13.86.

(9)
Includes 7,647 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(10)
Includes 7,655 options with an exercise price of $11.94; 7,201 options with an exercise price of $13.15; 8,608 options with an exercise price of $11.00; 7,599 options with an exercise price of $12.46; 7,266 options with an exercise price of $13.87; 8,679 options with an exercise price of $11.21; and 3,558 options with an exercise price of $13.86.

(11)
Includes 1,600 shares of Common Stock held in a trust for Mr. Giardinelli's children.

(12)
Includes 10,000 options with an exercise price of $6.49; 10,000 options with an exercise price of $12.90; and 10,000 options with an exercise price of $13.51.

(13)
Includes 10,000 options with an exercise price of $12.90 and 10,000 options with an exercise price of $13.51.

(14)
Includes 5,573 shares of Common Stock issued pursuant to restricted stock grants that remain subject to tenure vesting.

(15)
The nature of share ownership as of December 31, 2014 is reported in a Schedule 13G/A filed with the SEC on January 15, 2015.

(16)
The nature of share ownership as of December 31, 2014 is reported in a Schedule 13G/A filed with the SEC on February 17, 2015.

(17)
The nature of share ownership as of December 31, 2014 is reported in a Schedule 13G filed with the SEC on February 10, 2015.

(18)
The nature of share ownership as of December 31, 2014 is reported in a Schedule 13G/A filed with the SEC on February 11, 2015.

(19)
Share ownership information as of December 31, 2014 as reported in a Schedule 13G/A dated February 13, 2014. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(20)
The nature of share ownership as of December 31, 2014 is reported in a Schedule 13G filed with the SEC on January 23, 2015.

(21)
The nature of share ownership as of December 31, 2014 is reported in a Schedule 13G/A filed with the SEC on February 10, 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Board has delegated to its Compensation Committee (referred to in this section simply as the "Committee") the duty of designing and overseeing the Company's executive compensation program. The Committee is comprised entirely of independent (pursuant to NYSE, SEC and Internal Revenue Service rules, and the Company's own Independence Guidelines) members of the Board. The Company's executive compensation program is designed to align the long-term interests of Company executives with the interests of stockholders and to attract, motivate, and retain talented executives so the Company can achieve its best results and maximize long-term stockholder return. The program is rooted in principles of "pay-for-performance," and all executive and senior officers of the Company are eligible to participate in the same executive compensation plans that are available to the Company's Chief Executive Officer.

2014 Performance Highlights

        To put the Company's 2014 compensation decisions in context, the following summarizes the Company's results for 2014, a year in which headwinds continued in the market for new construction in the United States:

  •
  Revenues increased to $1,410,795,000 in 2014 as compared to $1,357,272,000 in 2013.

  •
  Free cash flow for 2014 was $24,724,000 as compared to free cash flow of $22,127,000 in 2013.

  •
  The Company reported net income attributable to Comfort Systems USA, Inc. for the year ended December 31, 2014 of $23,063,000, or $0.61 per diluted share, as compared to $27,269,000, or $0.73 per diluted share, for 2013.

  •
  During 2014 the Company continued to make substantial incremental investments in service growth and improving its information technology infrastructure.

Executive Compensation Highlights

  •
  A majority of officers' compensation is at risk.

  •
  A majority of officers' compensation is tied to the Company's financial performance and growth in stockholder value.

  •
  Forty percent of officers' equity awards are subject to the Company achieving specific performance criteria over a three-year time horizon.

  •
  Both executives and directors are subject to share ownership guidelines.

  •
  The Company has adopted a compensation clawback policy that applies to all executive officers.

  •
  The Committee engages an independent compensation consultant to advise on executive compensation.

Consideration of Stockholder Advisory Vote

        In designing the overall executive compensation program, the Committee also values and considers stockholder input. While evaluating the Company's 2015 executive compensation program, the Committee considered the 2014 stockholder advisory vote on the compensation paid to the Named Executive Officers. The Committee considered the outcome of that advisory vote—more than 98% in favor—to indicate that the Company's stockholders generally support the Company's overall approach to executive compensation.

Compensation Philosophy and Objectives

        The Committee evaluates each element of the overall executive compensation program to ensure that it helps meet the Committee's objectives of:

  •
  providing competitive base pay consistent with job scope, experience and related skills;

  •
  linking total cash compensation opportunities (base salary and bonus) to the Company's profits;

  •
  granting equity compensation at competitive levels, a significant portion of which is performance-based, with ownership and holding guidelines;

  •
  avoiding unnecessary and imprudent risks; and

  •
  minimizing turnover of senior-level Company employees, which, in part, contributes to stability and continuity of senior leadership.

        Against that backdrop, the Company's executive compensation program is designed to:

  •
  pay competitive levels of salary and total compensation;

  •
  link executive pay to Company performance by making a significant portion of pay variable and not fixed;

  •
  align the interests of management with the long-term interests of stockholders; and

  •
  reward long-term results.

To achieve these objectives, the Committee implements a "pay-for-performance" philosophy using the guiding principles that: (i) compensation should be incentive-driven, with a balanced short-term and long-term focus; (ii) a significant portion of pay for senior officers should be "at risk"; (iii) the most significant portion of annual incentive compensation should be tied to the overall performance of the Company; and (iv) a portion of annual incentive compensation should be tied to individual performance criteria.

        The Committee believes that, due to the Company's unique position in its industry, there are no one-to-one comparables in the broader market for the purposes of determining appropriate compensation for its Named Executive Officers. However, the Committee considers survey data in its review of executive compensation, as further discussed below in the sections titled "Use of Compensation Survey Data—Executive Compensation" and "Chief Executive Officer Compensation."

        Management, led by the CEO, at least annually makes recommendations to the Committee regarding the establishment and modification of compensation packages for individuals in the Company's senior management. The Committee considers management's recommendations during its regularly scheduled sessions, and may choose to adopt the recommendations or modify them at the Committee's sole discretion.

        The Company's Named Executive Officers and other members of senior management serve as at-will employees of the Company without any guaranteed period of employment. However, the Committee believes that a senior executive severance policy paired with change in control agreements provide appropriate assurances to attract and retain qualified and talented individuals to serve as the Company's executive officers, permit the Company's executive officers to focus fully on improving the Company's operations and long-term success, and protect stockholder value by providing continuity of management during a transition period.

  Independent Compensation Consultant

        In 2014, the Committee retained Pearl Meyer & Partners ("PM&P") to advise the Committee on the design of the Company's annual plan and to provide a comprehensive market analysis of appropriate compensation levels for each Named Executive Officer. The Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. In making this determination, the Committee noted that during 2014:

  •
  PM&P did not provide any services to the Company or management other than services requested by or with the approval of the Committee, and its services were limited to executive and director compensation consulting. Specifically, PM&P does not provide, directly or indirectly through affiliates, any non-executive compensation services, including pension consulting or human resource outsourcing;

  •
  PM&P maintains a conflicts policy, which was provided to the Committee with specific policies and procedures designed to ensure independence;

  •
  Fees paid to PM&P by the Company during 2014 were less than 1% of PM&P's total revenue;

  •
  None of the PM&P consultants working on Company matters had any business or personal relationship with Committee members;

  •
  None of the PM&P consultants working on Company matters (or any consultants at PM&P) had any business or personal relationship with any executive officer of the Company; and

  •
  None of the PM&P consultants working on Company matters own Company stock.

The Committee continues to monitor the independence of its compensation consultant on a periodic basis.

        In connection with its engagement by the Committee, during 2014 the Committee consulted with PM&P regarding the Company's annual incentive plan design and administration and a comprehensive market analysis of the Company's compensation levels for each Named Executive Officer. In 2013, the Committee engaged PM&P to provide the Committee with detailed analysis and recommendations on the structure of the Company's annual incentive plan in terms of design, metrics, and payout opportunities. In 2014, the Committee continued to optimize the annual incentive plan for 2014 based on a number of factors, including PM&P's 2013 recommendations, market trends in the Company's industry and general economic conditions.

        The Company continues to refine its compensation program to better align the program with the Company's compensation objectives and the Committee's compensation philosophy.

Elements of Compensation

        The Company's executive compensation program consists of four basic elements:

Compensation Element	Objective	Key Characteristics
Base Salary	• Provide a fixed level of cash compensation for performing day-to-day functions	• Levels are evaluated annually by the Compensation Committee
	• Attract and retain strong executive talent	• In 2014, base salaries were established based on a number of factors, including consultation with PM&P and analysis of market trends and economic conditions
Annual Incentive Plan	• Reward annual financial, operational, and individual performance	• Award targets are established as a percentage of base salary consistent with competitive industry practices
• Majority of award is based on objective, pre-established criteria related to the Company's EPS performance against target
Long-Term Incentive Awards	• Reward long-term Company performance	• Awards are provided through a mix of stock options, time-vested restricted stock units, and dollar-denominated performance stock units
	• Encourage focus on growing stockholder value	• Stock options accrue value only if the price of the Company's Common Stock increases
• Align management's interests with stockholders' interests

•

Dollar-denominated performance stock units are earned based on objective, pre-established performance measures, including total shareholder return relative to certain comparable companies and EPS performance

Compensation Element	Objective	Key Characteristics
	• Encourage retention of key management employees, stability, and continuity of leadership	• Stock options and time-vested restricted stock units are subject to three-year vesting schedule; dollar-denominated performance stock units cliff vest at end of three-year performance period
Benefits	• Attract and retain strong executive talent	• Participation in health, welfare, and retirement benefit plans on the same terms as all employees at the Company's corporate office
• Provide basic financial stability

        While salaries, together with health and related benefits, are designed to provide basic compensation and financial stability to the executives, the purpose of annual incentive compensation is primarily to encourage the executives to focus on the execution of the Company's business strategy and plan for the current year. Long-term incentives, granted in the form of equity awards, are designed to align executives' interests with those of stockholders and thereby (i) strengthen their concern for the welfare of the Company over the longer term and (ii) encourage them to remain with the Company. Unlike annual incentive compensation, which, as discussed below, tends to focus on more current Company and individual performance, long-term incentives focus on sustained results and growing stockholder value.

  Relative Size of Major Compensation Elements

        The combination of base salary, annual incentive awards, and long-term incentive awards comprise total direct compensation for the Named Executive Officers. In setting executive officer compensation, the Compensation Committee considers the aggregate compensation payable to the executive and the form of the compensation. The Compensation Committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives.

Allocation Among Compensation Elements

        In 2014, the portion of the CEO's total compensation that was at risk is illustrated as follows:

        In 2014, the portion of the total of Messrs. George's, McKenna's and Mylett's and Ms. Shaeff's total compensation that was at risk is illustrated as follows, based on an average of their respective compensation:

(1)
In 2014, Mr. Mylett received a guaranteed bonus of $200,000. Because this bonus consisted of a guaranteed minimum bonus provided as part of his employment offer package, the bonus is included in the Base Salary percentages shown above.

  Base Salary

        The Committee determines base salary by considering several factors: (i) the executive's individual experience; (ii) the executive's previous job performance; and (iii) the executive's individual skills. Only after weighing the previous three factors does the Committee consider comparable indicators. The Committee uses management's performance assessments, Company performance, third-party evaluations, and its own analysis of job performance to set each executive's base salary at least annually.

  Annual Incentive Plan

        The Committee has designed an annual incentive plan for executives that is cash-based and pays for performance. The annual incentive plan consists of two distinct elements. In 2014, the principal element of the plan rewarded the achievement of earnings-per-share ("EPS") targets for Messrs. Lane, George and McKenna and Ms. Shaeff and a combination of EPS targets and service growth targets for Mr. Mylett (collectively, the "Corporate Financial Incentive"). The second smaller element of the plan rewarded the achievement of certain performance metrics individualized for each executive (the "Individual Performance Incentive"). Target incentive opportunities are summarized in the table below:

	Target Annual Incentive Opportunity as a Percent of Salary
Named Executive Officer	Corporate Financial Incentive	Individual Performance Incentive	Total Target Opportunity (Percent of Salary)
Mr. Lane	45%	10%	55%
Mr. George	45%	10%	55%
Mr. Mylett	45%(1)	10%	55%
Mr. McKenna	25%	10%	35%
Ms. Shaeff	25%	10%	35%

(1)
Mr. Mylett's Corporate Financial Incentive for 2014 at target consisted of 22.5% EPS threshold and 22.5% service growth threshold.

  Corporate Financial Performance Incentive Criteria

        The Committee uses certain EPS levels in setting objective short-term incentive targets for the Company's Named Executive Officers. At the beginning of each fiscal year, the Committee sets a threshold for EPS, a target for EPS, and a maximum for EPS for the purposes of the annual incentive plan. In fiscal year 2014, the threshold was $0.58, the target was $0.75, and the maximum was $1.29. If the EPS threshold is not met, no portion of the Corporate Financial Incentive is awarded. This EPS threshold is a minimum target, which means that if the EPS threshold is exceeded, the assigned percentage for each Named Executive Officer increases on a straight-line basis up to the maximum EPS level. Likewise, at the beginning of each fiscal year, the Committee sets a threshold for service growth and a target for service growth. The components of service growth are sales productivity and retention of service agreements. In fiscal year 2014, the threshold for sales productivity was $660,000 and the target was $700,000, and the threshold for retention of service agreements was 83% and the target was 84%.

Corporate Financial Performance Incentive Criteria

			Service Performance

EPS			Sales Productivity			Service Agreement Retention

Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum

$0.58	$0.75	$1.29	$660,000	$700,000	$763,000	83%	84%	87%

        The Committee establishes short-term incentive levels among the Named Executive Officers by assigning certain base salary percentages to each EPS level, or in the case of Mr. Mylett, by assigning certain base salary percentages to each EPS level and each service growth level. The senior Named Executive Officers (Messrs. George, Lane and Mylett) are assigned greater base salary percentages than the less senior Named Executive Officers (Ms. Shaeff and Mr. McKenna). For fiscal year 2014, the base salary percentages for each EPS level for Messrs. Lane and George were (as a percentage of base salary): threshold—18%; target—45%; and maximum—135%. For Mr. Mylett, the base salary percentages for each EPS level were: threshold—9%; target—22.5%; and maximum—67.5%, and the base salary percentages for each service growth level were: threshold—9%; target—22.5%; and maximum—45%. For Mr. McKenna and Ms. Shaeff, the base salary percentages were: threshold—10%; target—25%; and maximum—75%. Once set, the Committee has never previously adjusted the assigned base salary percentages, the EPS levels or, in the case of Mr. Mylett, the service growth levels, during the fiscal year; however, the Committee annually reserves the right to adjust these percentages if it believes that an adjustment is in the best interests of the Company. For the purpose of determining incentive compensation, EPS is calculated by excluding the following non-cash items: (A) goodwill impairment; (B) write-off of debt costs; (C) restructuring charges; (D) any cumulative effect of a change in accounting principles; and (E) any other unusual or non-recurring items as determined by the Committee.

        In setting the EPS target threshold, the Committee reviews management's recommendations and then considers the Company's historical financial performance as well as projections for the industry and other competing companies' historical financial performance and projections. The Committee strives to set EPS target thresholds that are aggressive but attainable with the intention that the Named Executive Officers will be encouraged to strive for continued improvements in Company performance, ultimately benefiting the stockholders of the Company, and to continue that push even after the EPS target threshold has been met. The Committee believes that the added value the Company and its stockholders enjoy with each movement of EPS above the EPS threshold is sufficient to justify the proportionate short-term incentive increases to the Named Executive Officers. To determine the assigned percentages for each Named Executive Officer, in addition to historical and projected

Company financial performance, the Committee considers the degree to which a Named Executive Officer's efforts and job function are expected to influence and contribute to the Company's financial performance. Senior Named Executive Officers are considered to have greater influence and control over Company financial performance, and, therefore, are assigned greater percentages than the less senior Named Executive Officers.

        In setting the service growth threshold, the Committee reviews management's recommendations and then considers the Company's historical service growth in addition to service growth disclosure of competing companies. When setting targets for sales productivity and service agreement retention, the Committee strives to set aggressive but achievable goals that will align management's incentives with the Company's continued improvement in service growth. To determine the assigned percentages for Mr. Mylett, the Committee considers a number of factors, including historical and projected sales productivity and service agreement retention and the degree to which the Committee believes Mr. Mylett's efforts are expected to influence and contribute to the success of the Company's service initiative.

        The Company's EPS for calculating incentive compensation targets for 2014 was $0.62, resulting in Messrs. Lane and George receiving 24.35% of base pay under the EPS incentive award, which was 77.55% of Mr. Lane's annual incentive compensation and 59.58% of Mr. George's annual incentive compensation. For Mr. Mylett, the EPS incentive award would have represented 12.2% of base pay and 19% of Mr. Mylett's annual incentive compensation for 2014. The Company's sales productivity level for 2014 was $784,628 and the Company's service agreement retention level for 2014 was 86%, which would have resulted in Mr. Mylett receiving 44.8% of base pay under the service growth incentive award, and 69.9% of Mr. Mylett's annual incentive compensation. However, because Mr. Mylett's total non-equity incentive plan compensation for 2014 would have been less than $200,000, Mr. Mylett instead received a guaranteed bonus of $200,000 for 2014, pursuant to the terms of his employment offer from the Company. For Mr. McKenna and Ms. Shaeff, the EPS incentive award represented 13.53% of base pay and 55.16% of annual incentive compensation for 2014.

        The potential and actual amounts awarded to each of the Named Executive Officers in 2014 are summarized in the table below.

2014 Corporate Financial Performance Incentive

					Service Growth Award Levels (as a % of Base Salary)			Corporate Financial Incentive Awarded (as a % of Base Salary)
		EPS Incentive Award Levels (as a % of Base Salary)							Corporate Financial Incentive Awarded (in dollars)
	Base Salary
Named Executive Officer		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Lane	$515,000	18%	45%	135%	—	—	—	24.35%	$125,418
Mr. George	$370,800	18%	45%	135%	—	—	—	24.35%	$90,301
Mr. Mylett	$300,000	9%	22.5%	67.5%	9%	22.5%	45%	57%(1)	$170,843	(1)
Mr. McKenna	$293,550	10%	25%	75%	—	—	—	13.53%	$39,716
Ms. Shaeff	$247,200	10%	25%	75%	—	—	—	13.53%	$33,445

(1)
Mr. Mylett did not receive this Corporate Financial Incentive award. Instead, because Mr. Mylett's Corporate Financial Incentive award and Individual Performance Incentive award in 2014 collectively would have been less than $200,000, Mr. Mylett received a guaranteed bonus of $200,000 for 2014, pursuant to the terms of his employment offer from the Company.

  Individual Performance Incentive Guideposts

        In addition to and independent of the corporate financial performance portion of the short-term incentive plan, each executive is eligible to receive annual incentive compensation based on certain individual strategic objectives that relate to the executive's achievement of established quantitative strategic goals.

        At the beginning of each fiscal year, each Named Executive Officer, including the CEO, identifies individual performance goals and objectives for the upcoming year. Each Named Executive Officer's individual performance goals are discussed and identified in consultation with the CEO, in the case of Messrs. George, Mylett and McKenna, with the CFO in the case of Ms. Shaeff, and with the Board in the case of Mr. Lane. These goals and objectives vary depending on the roles and responsibilities for each Named Executive Officer. For fiscal year 2014, specific goals for each Named Executive Officer included:

Executive	Fiscal Year 2014 Individual Performance Goals
Brian E. Lane	• Grow maintenance base
• Grow service profitability
• Improve Company-wide employee safety measure(1)
William George	• Increase acquisition revenues
• Improve Company-wide employee safety measure(1)
James Mylett	• Grow service maintenance base
• Grow service profitability
• Improve Company-wide employee safety measure(1)
Trent McKenna	• Roll-out of Company-wide online ethics training program
• Direct information technology enterprise investments
• Improve Company-wide employee safety measure(1)
Julie Shaeff	• Continue to evaluate and rollout ERP Package
• Contingency and succession planning for OPCO controllers
• Improve Company-wide employee safety measure(1)

(1)
The Company-wide employee safety measure tracks the OSHA Recordable Incident Rate ("ORIR"), which is a nationally recognized metric that tracks all injuries serious enough to require OSHA documentation (i.e., those that result in medical treatment, restricted duty or lost time). In addition to the ORIR performance metric, the Named Executive Officers are required to attend safety training classes on an annual basis. No safety incentive is payable to the Named Executive Officers if there is a work-related fatality of a Company employee during the plan year.

        Each of the Named Executive Officers' individual performance goals is quantifiable and is composed of four levels of attainment: Minimum (25% attainment), Meets (50% attainment), Exceeds (75% attainment) and Significantly Exceeds (100% attainment). The goals are measured on a scale of 0-200% and are weighted to reflect each goal's strategic importance.

        The CEO presents a summary evaluation of the level of achievement of these goals to the Committee the following year. In addition, each Named Executive Officer receives performance feedback from their respective direct supervisors throughout the year and a formal performance review at the end of each year at which time the Named Executive Officer and his or her direct supervisor will evaluate the executive's satisfaction of the individual performance goals.

        In executive session, the Committee reviews and discusses its evaluation of Mr. Lane's performance over the past year and the performance summaries for each other Named Executive Officer. The Committee also considers significant individual contributions beyond established goals and each executive's overall effectiveness. In the Committee's sole discretion, based on its evaluation of these factors, the Committee then grades each executive's attainment of individual performance goals to determine the Named Executive Officer's final Individual Performance Score.

2014 Individual Performance Incentive Determination

						Individual Performance Incentive Awarded (as a % of Base Salary)
		Individual Performance Incentive Opportunity (as a % of Base Salary)
							Individual Performance Incentive (in dollars)
					Individual Performance Score
Named Executive Officer	Base Salary	Threshold	Target	Maximum
Mr. Lane	$515,000	5%	10%	20%	70.5%	7.05%	$36,308
Mr. George	$370,800	5%	10%	20%	165.2%	16.52%	$61,256
Mr. Mylett	$300,000	5%	10%	20%	70.5%	7.05%(1)	$21,150	(1)
Mr. McKenna	$293,550	5%	10%	20%	110%	11%	$32,291
Ms. Shaeff	$247,200	5%	10%	20%	110%	11%	$27,192

(1)
Mr. Mylett did not receive this Individual Performance Incentive award. Instead, because Mr. Mylett's Corporate Financial Incentive award and Individual Performance Incentive award in 2014 collectively would have been less than $200,000, Mr. Mylett received a guaranteed bonus of $200,000 for 2014, pursuant to the terms of his employment offer from the Company.

        The Committee believes that corporate financial measures such as EPS, when joined together with an additional component to reflect individual achievement, are appropriate measures for determining annual incentive compensation. This two-part framework provides the executives with incentives to both achieve favorable results and sustain long-term growth for the Company, yet maintains the Committee's flexibility to reward outstanding individual performance.

  Long-term Incentives

        In 2014, long-term incentive ("LTI") awards provided by the Company consisted of (i) stock options, (ii) time-vested restricted stock units ("RSUs"), and (iii) dollar-denominated performance stock units ("PSUs"), which are denominated in dollar amounts but are settled with the Company's stock based on the closing share price on the day of payment. The Committee designs the nature and distribution of its LTI awards to encourage both performance and retention and to balance the performance compensation between the Company's performance relative to certain comparable companies, the Company's ongoing profitability, and the performance of the Company's Common Stock. The Committee believes that these awards promote a long-term view and further align the executives' interests with those of stockholders. The Committee adopted the current structure for LTI awards in 2012 based, in part, on input from PM&P. Certain awards granted prior to 2012, which were structured differently than the 2014 awards, were eligible to vest during 2014 and are described in greater detail below in the subsection titled "Restricted Stock Vested in 2014."

Award Type	Description	Alignment with and Key Benefits to Stockholders
Stock Options	• 30% of total LTI value	• Inherently performance-based
	• Vest ratably over three years	• Value contingent upon positive stock price performance
	• Exercise price equal to the closing price on date of grant	• 10-year term encourages a focus on longer-term performance
• No value to the executive unless stock price increases after the date of grant
Restricted Stock Units (RSUs)	• 30% of total LTI value	• Value dependent upon stock price performance
	• Vest ratably over three years	• Enhances retention of executive talent
• Encourages long-term share ownership
Performance Stock Units (PSUs)	• 40% of total LTI value	• Performance-contingent
	• Vest at the end of 3 years contingent upon achievement of certain levels of performance	• Enforces performance standards on an absolute internal basis (EPS) to ensure focus on sustainable year-over-year profitability
	• Dollar-denominated awards • Settled in shares based upon stock price at the end of the period • Performance based upon:	• Enforces performance standards on a relative basis (TSR) to ensure focus on producing stockholder returns in excess of those for our peers
• EPS performance against budget (50%)
• TSR performance against peers (50%)

        The Committee believes that LTI compensation should be correlated with salary and short-term incentive compensation. As such, the Committee uses a percentage of each Named Executive Officer's base salary to determine the total dollar amount of the award of LTI compensation to be granted to that Named Executive Officer. For 2014, the following percentage of base salary was used for each Named Executive Officer to determine the awards under the LTI compensation plan: for Mr. Lane, 150% of base salary; for Mr. George, 140% of base salary; for Mr. Mylett, 100% of base salary; for Mr. McKenna, 100% of base salary; and for Ms. Shaeff, 75% of base salary.

        The number of RSUs granted is then determined by dividing the total dollar amount of the RSUs to be granted by the closing price of the Company's stock on the date of grant. The number of stock options to be granted is determined by dividing the total dollar amount of the stock options to be granted by the value of the options on the date of grant. For administering the Company's equity plan and in order to meet Section 16 filing deadlines, the Company approximates the value of the options as of the grant date by using a percentage derived from the historic relationship of stock price to the value of a stock option calculated using the Black-Scholes model. For 2014, that multiple was 36.0%. PSUs are denominated in dollars.

        As illustration, Mr. Lane's 2014 award of LTI compensation was calculated as follows:

    Total Amount of Award:    150% of base salary of $515,000 equals $772,500.

    RSUs Awarded:    30% of $772,500 equals $231,750 in value of RSUs. $231,750 divided by $16.15 (the closing price of the Company's Common Stock on the date of grant) equals 14,350 RSUs.

    Stock Options Awarded:    30% of $772,500 equals $231,750 in value of stock options. $231,750 divided by $5.8140 (the approximate value of the stock options on the date of grant calculated by multiplying $16.15—the closing price of the Company's Common Stock on the date of grant—by 36.0%) equals 39,861 stock options.

    PSUs Awarded:    40% of $772,500 equals $309,000 in value of PSUs.

        The table below sets forth the LTI compensation awards for each of the Company's Named Executive Officers:

Named Executive Officer	Base Salary	Salary Multiplier for Calculating Plan Awards	Number of Stock Options Awarded	Number of RSUs Awarded	Dollar Value of PSUs Awarded (at target)	Value of Awards under Plan (at target)
Mr. Lane	$515,000	150%	39,861	14,350	$309,000	$772,500
Mr. George	$370,800	140%	26,786	9,643	$207,648	$519,120
Mr. Mylett	$300,000	100%	15,480	5,573	$120,000	$300,000
Mr. McKenna	$293,550	100%	15,147	5,453	$117,420	$293,550
Ms. Shaeff	$247,200	75%	9,567	3,444	$74,160	$185,400

  Performance Stock Unit Design

        Upon vesting, PSUs will be settled by granting Named Executive Officers shares of the Company's stock, with the number of such shares determined by dividing the dollar denomination of vested PSUs (which may be up to 200% of the original dollar denomination of such PSUs) by the closing price of the Company's stock on the date of settlement. Vesting of the PSUs is based on the two metrics set forth in the table below, both of which are measured over a three-year performance period:

Performance Measure	Measurement	Percentage of Performance Award Subject to Measure
Earnings Per Share	Company's actual EPS performance relative to budgeted EPS performance	50%
Relative Total Shareholder Return	Company's performance relative to identified peer group*	50%

*
For purposes of measuring the Company's relative total shareholder return in 2014, the identified group of comparable companies consists of: Matrix Service Company; Primoris Services

  Corporation; Tutor Perini Corporation; Stantec Inc.; Dycom Industries Inc.; MasTec, Inc.; Sterling Construction, Inc.; EMCOR Group Inc.; MYR Group, Inc.; Quanta Services, Inc.; Tetra Tech Inc.; Great Lakes Dredge & Dock Corporation; Granite Construction Incorporated; Layne Christensen Company; and NCI Building Systems Inc. This peer group is not used for benchmarking the compensation of the Company's Named Executive Officers.

          EPS:    The EPS measure, which is similar to the measure used for performance stock grants prior to 2012, compares the Company's actual EPS performance against its budgeted EPS performance over a three-year performance period. For each year in the performance period, the Company's actual EPS performance is compared against the budgeted EPS and expressed as a percentage. The EPS percentages for each of the three years in the performance period are then averaged together to determine the final performance measure upon which the payout, if any, will be earned by the Named Executive Officers. The applicable final performance measures and possible stock settlement amounts are described in the chart below.

          Total Shareholder Return ("TSR"):    The relative TSR measure compares the Company's TSR to the TSR of an identified peer group and payouts are determined by the Company's rank relative to others in the group. For each year in the three-year performance period, TSR is calculated by determining the difference between the average closing price of a company's Common Stock during the first 30 consecutive days of the fiscal year and the last 30 consecutive days of the fiscal year. The calculation assumes that dividends are reinvested in additional shares. The Company's TSR is then compared against the TSR for other companies in the group and assigned a percentile ranking. The Company's TSR percentile ranking for each of the three years in the performance period are then averaged together to determine the final percentile ranking upon which the payout, if any, will be earned by the Named Executive Officers. The applicable TSR percentile rankings and possible stock settlement amounts are described in the chart below.

          The following chart shows the range of potential settlement of the PSUs based on the two performance measures. The potential settlements range from 0% to 200% of the target award.

	Relative Total Shareholder Return		Earnings per Share
Performance Level	Percentage of Target Earned	Performance Measure	Percentage of Target Earned	Performance Measure
Maximum	200%	75th Percentile or Above	200%	120% of Target or Higher
Target	100%	50th Percentile	100%	100% of Target
Threshold	50%	25th Percentile	25%	70% of Target
Below Threshold	0%	Below 25th Percentile	0%	Below 70% of Target

          As described above, the Named Executive Officers received 40% of their LTI compensation for 2014 in the form of PSUs. Once the Company's performance threshold is met, the PSU awards vest on a sliding scale from 0 to 200% of the portion scheduled to vest of the total PSU award based on the Company's achievement of performance thresholds on a straight-line basis.

  LTI Awards Vested in 2014

        The Committee adopted the current structure for the LTI plan in 2012 and one-third of the RSUs and stock options granted in 2012 were eligible to vest in 2014.

        For further information related to the RSUs that vested for each executive officer in 2014, see the section titled "Option Exercises and Stock Vested."

  Restricted Stock Vested in 2014

        In 2014, restricted stock granted as performance awards in 2011 was eligible to vest. The 2011 awards were granted on a three-year equal vesting schedule, and vested only if the Company met certain performance requirements prior to each vesting period. Once the Company's performance threshold is met, the awards vested on a sliding scale from 0 to 100% of the portion scheduled to vest of the total award of performance stock based on the Company's achievement of performance thresholds on a straight-line basis. For example, an executive receiving an award of 3,000 shares could have 1,000 shares vest on the first vesting date, fail to have 1,000 shares vest on the second vesting date, but then the Company could improve performance and the executive could have the final 1,000 shares vest based on the Company meeting required performance targets.

        For each of these awards, the Committee had to determine, on the first scheduled vesting date, whether, for the prior 12-month period, the Company had positive earnings from its continuing operations. If the Company had not had positive earnings, each employee recipient would have immediately and irrevocably forfeited his or her performance stock award in its entirety. On each of the scheduled vesting dates, the Committee also compared the Company's 36-month performance including the most recent 12-month period to the Company's average 3-year trailing EPS target as set annually by the Committee in connection with the Company's Incentive Compensation Plan. If the Company had not achieved 60% of the average 3-year trailing target, each employee recipient would immediately and irrevocably forfeit his or her performance stock award scheduled to vest on such date. If the Company achieved between 60% and 80% of the average 3-year trailing target, the performance stock awards would vest on a straight-line basis on a sliding scale of 0 to 100% of the portion of the award scheduled to vest.

        The 2011 performance stock grants were eligible to vest in three equal tranches, so for each executive officer one-third of their 2011 awards was eligible to vest in 2014. The Company's average 3-year trailing target EPS was $0.34 in 2014, resulting in a 60% to 80% target range of $0.20 to $0.27. For the purpose of determining incentive compensation, the Company's prior 12-month actual EPS was $0.73 and the 36-month average EPS was $0.39. As a result, the Company's prior 12-month and 36-month performance was sufficient to exceed the requisite range of the 3-year trailing target and, for each executive officer, 100% of eligible performance stock vested.

        For further information related to the performance shares that vested for each executive officer in 2014, see the section titled "Option Exercises and Stock Vested."

  Health and Related Benefits

        The Company's health and related plans include medical, dental, life, disability and accidental death and dismemberment coverage, and eligibility to participate in the Company's 401(k) retirement plan. The Company's health and related benefit programs are designed to be competitive with other similarly sized and situated companies. The plans offered to executive officers are offered through broad-based plans applicable to all employees. Within the Company's 401(k) retirement plan, the Company matches an employee's pre-tax contributions to the plan at a rate of 50% of up to 5% of an employee's annual pay or up to the maximum allowed contribution pursuant to the Code.

  Perquisites

        The Company does not provide perquisites to any Named Executive Officers that are not provided to other employees. However, the Named Executive Officers are beneficiaries of increased levels of disability coverage that are only available to senior executives of the Company. The Company pays these increased premiums on behalf of the executives.

Rule of 75

        The Company's LTI awards are issued subject to the Rule of 75, which provides that if an executive retires from the Company at a time when the sum of his or her age and his or her years of service at the Company is greater than or equal to 75, then upon the executive's retirement, the executive will have been deemed to have satisfied the continuous employment requirement for any equity grant to vest. Pursuant to the Rule of 75, all equity grants will continue to vest only if certain performance measures are satisfied, but the requirement that the executive be employed by the Company at the time of vesting will be deemed to be satisfied.

Change in Control and Severance Benefits

        The Company has provided each of the senior executives with severance as well as change in control protections. These benefits are intended to be set at levels consistent with competitive practices and help ensure that the Company can attract and retain talented executives. These benefits also help ensure that senior executives remain focused on maximizing stockholder value in the context of an actual or potential transaction that might result in the loss or the diminution of their current positions. The Company and its advisors believe that these benefits are reasonable and ultimately benefit stockholders.

        In 2008, the Committee terminated all executives' employment agreements and implemented a severance plan. In addition to providing outplacement assistance of up to $50,000 and reimbursing former executives' insurance premiums for continuing COBRA coverage under the Company's policies for up to 12 months if they do not have insurance coverage available through another employer, the plan provides for the Company's payment of the following lump-sum amount if an executive's employment is terminated by the Company without cause, and not due to death or disability:

  •
  Two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for the Chief Executive Officer or the President;

  •
  One and one-half times such amounts for the Chief Financial Officer, Chief Operating Officer, or an Executive Vice President;

  •
  One times such amounts for the Chief Accounting Officer, Chief Legal Officer or General Counsel, and certain specified Senior Vice Presidents; and

  •
  One-half times such amounts for any other employees who have been subject to reporting under Section 16 of the Exchange Act at the Company or otherwise designated by the Committee to participate in the plan, but not at a different participation level.

In the case of death or disability, the plan provides for the Company's payment of a one-time lump-sum amount equal to the executive's annual base salary reduced by any benefits payable under Company-paid life or disability insurance policies.

        The Company has also entered into change in control agreements with certain senior executives that provide severance benefits in connection with certain qualifying terminations following a change in control. The Committee believes that the modest level of severance protection provided by these agreements protect stockholder interests by allowing management to consider change in control transactions that might otherwise result in a loss of employment.

        Severance benefits under the change in control agreements are triggered in case of a termination by the Company (or its successor) without cause or by the executive for good reason within 12 months following the change in control event. Agreements entered into in 2008 also provide for severance benefits if the executive resigns from the company within 90 days following the change in control event. Agreements entered into after 2008 do not include this feature and are all subject to a double-trigger mechanism. These agreements provide for the Company's payment of the following lump-sum amount to an executive upon a qualifying termination following a change in control event:

  •
  Two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for Messrs. Lane and George; and

  •
  One times such amounts for Mr. Mylett, Ms. Shaeff, and Mr. McKenna.

        Under the change in control agreements, the Named Executive Officers, other than Mr. Mylett, may be entitled to excise tax gross ups in connection with change in control payments in certain circumstances. However, the Company has eliminated the practice of providing for gross up payments in change in control or other agreements on a going forward basis, which is why Mr. Mylett's 2013 change in control agreement does not provide for any gross up payments.

        Regardless of the reason for termination, the Named Executive Officers must execute a release of claims and are subject to a one-year non-compete agreement. See the "Potential Termination Payments Upon Separation or a Change in Control" section later in this proxy statement for further information.

Use of Tally Sheets

        The Committee routinely uses tally sheets to assist it in analyzing the Named Executive Officers' total compensation. Tally sheets provide the Committee with information about the following components of compensation paid over the preceding three-year period: cash compensation, including salary and annual incentive compensation, and LTI compensation. These tally sheets also provide the amounts payable in the event of voluntary or involuntary separation from service, death or disability, or a change in control resulting in termination. The Committee also reviews information regarding LTIs, including stock program statistics on share usage, analysis of current exercise values of outstanding option grants, and a summary of current and past performance share, RSU award, and PSU award results.

Use of Compensation Survey Data—Executive Compensation

        Since 2010, the Committee has reviewed executive compensation levels annually based on competitive compensation data provided by Equilar, an information services firm with products focusing on analyzing and benchmarking executive and director information. In 2013, the Committee also considered compensation data provided by PM&P in connection with its review of the Company's long-term equity incentive plan when setting base salary levels of the Named Executive Officers. The Committee does not attempt to maintain executive compensation at a pre-defined percentile, but the Committee does use the comparative data in an effort to be better informed in its compensation-related decisions.

Chief Executive Officer Compensation

        The Committee meets in executive session to evaluate the Chief Executive Officer's performance and determines his total compensation. The Committee conducts an assessment of the Chief Executive Officer's performance as well as an assessment of such other factors as the Company's performance, individual tenure, position tenure and succession planning, and sets the Chief Executive Officer's salary based on the Committee's assessment of these factors. Although the Committee does not attempt to target the Chief Executive Officer's pay at any specific percentile of similarly situated executive pay, the Committee does use this data as context in reviewing the Company's overall compensation levels and approving recommended compensation actions. Based on compensation data provided by Equilar and other general market survey data, the Chief Executive Officer's compensation is below the market median when compared to other companies in the peer group established by Institutional Shareholder Services.

Stock Ownership Guidelines

        The Company's stock ownership guidelines require that within three years of being appointed an executive or other key employee, or being promoted to a position requiring increased ownership, an executive is required to beneficially own Common Stock of the Company, which includes all outstanding vested and unvested options and stock, having a market value or cost basis, whichever is higher, equal to at least the following multiple of his or her base salary (for purposes of calculating this multiple, the actual compensation expense incurred by the Company related to the equity grant is used only if it is greater than the current market value of the equity grant):

Level	Base Salary Multiple
Chief Executive Officer	5
Chief Operating Officer	3
Chief Financial Officer	3
Senior Vice President—Service	2
Chief Accounting Officer	1
General Counsel	1

        As of December 31, 2014, each of the executive officers was in compliance with the stock ownership guidelines.

Executive Compensation Recovery Policy

        The Company's executive compensation recovery, or "clawback," policy provides that, to the extent permitted by applicable law, the Board may seek to recoup—or "claw back"—any cash compensation paid to executive officers and certain other officers identified by the Board where the payment was predicated upon the achievement of certain financial results that were satisfied based upon such officer's intentional fraudulent or illegal conduct. The Board has the sole discretion in determining whether the officer's conduct has or has not met any particular standard of conduct. The Board may, in its sole discretion after considering the best interests of the Company, determine not to recover such payment. In the event that a restatement of the Company's financial statements is required, the Company will seek to recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.

Risk Considerations in our Compensation Policies

        The Committee regularly reviews our various compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company or our stockholders. In reaching this conclusion, the Committee considered the following: (i) balanced performance targets; (ii) the Company's "clawback" policy; (iii) the Company's required stock ownership guidelines; (iv) EPS performance metrics that are uniformly applied to all senior executives; and (v) three-year vesting periods for LTI compensation.

Impact of Accounting and Tax Treatment on Compensation

        The Code limits the tax deduction that the Company may take for compensation paid to the Chief Executive Officer and the other three most highly compensated Named Executive Officers (other than the Chief Financial Officer). The limit is $1.0 million per executive per year. However, performance-based compensation is excluded from the limitation. The Committee considers the tax deductibility of executive compensation. Tax deductibility, however, is only one factor considered by the Committee in setting executive compensation. The Committee may award compensation that is not fully deductible to the Company as a result of Code Section 162(m) or otherwise.

Summary of Executive Compensation

        The following table includes information regarding the Named Executive Officers' total compensation during the 2014 fiscal year. For more information about the components of total compensation please refer to the following subsections of the "Compensation Discussion and Analysis" section:

  •
  "Base Salary" for information about salary;

  •
  "Annual Incentive Plan" for information about short-term incentives and other non-equity incentives;

  •
  "Long-term Incentives" for information about stock and option grants; and

  •
  "Health and Related Benefits" and "Perquisites" for all other compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Brian E. Lane,	2014	$515,000	$0	$540,753	$248,733	$161,725	$9,729	$1,475,940
President and Chief	2013	$500,000	$0	$525,003	$225,049	$546,150	$9,346	$1,805,548
Executive Officer	2012	$500,000	$0	$524,996	$218,615	$374,000	$9,346	$1,626,957
William George,	2014	$370,800	$0	$363,382	$167,145	$151,557	$7,882	$1,060,766
Executive Vice President	2013	$360,000	$0	$352,799	$151,233	$411,480	$7,604	$1,283,116
and Chief Financial Officer	2012	$360,000	$0	$352,800	$146,910	$269,280	$7,605	$1,136,595
James Mylett,	2014	$300,000	$200,000	$210,004	$96,595	$0	$7,730	$814,329
Senior Vice President—	2013	$72,412	$200,000	$0	$0	$0	$1,406	$273,818
Service	2012	—	—	—	—	—	—	—
Trent T. McKenna,	2014	$293,550	$0	$205,486	$94,517	$72,006	$7,585	$673,144
Senior Vice President,	2013	$285,000	$0	$199,502	$85,519	$184,110	$7,306	$761,437
General Counsel, and Secretary	2012	$273,750	$0	$199,499	$83,074	$133,590	$7,192	$697,105
Julie S. Shaeff,	2014	$247,200	$0	$129,781	$59,698	$60,637	$7,604	$504,920
Senior Vice President and	2013	$240,000	$0	$125,999	$54,010	$152,784	$7,293	$580,086
Chief Accounting Officer	2012	$240,000	$0	$125,999	$52,467	$117,120	$7,293	$542,879

(1)
In order to induce Mr. Mylett to accept our employment offer, the Company guaranteed that, for each of 2013, 2014, and 2015, Mr. Mylett is eligible to receive a bonus of $200,000 in the event that his annual incentive plan compensation for a particular year is less than $200,000.

(2)
This column does not reflect amounts the Named Executive Officers received or are entitled to receive during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the performance awards and restricted stock units (based on the probable outcome per accounting guidelines of the performance conditions as of the date of grant) granted to the Named Executive Officers in the applicable year. The aggregate grant date fair value of the equity awards was computed in accordance with FASB ASC Topic 718. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2014 fiscal year for a discussion of the relevant assumptions used in calculating the value of these awards. For these purposes, the fair value of the performance awards is computed based on performance at the target level.

The reported amounts for 2014 in the "Stock Awards" column reflect LTI awards, consisting of RSUs and PSUs. The PSUs are denominated in dollars. The payouts, if any, earned by a Named Executive Officer will be paid out in stock based on the market value of the Company's Common Stock on the vesting date. PSUs vest if, and to the degree that, the Company meets certain objective, pre-established performance measures, including total shareholder return compared to certain comparable companies and EPS performance. The maximum value of the PSUs granted to the Named Executive Officers during 2014, assuming achievement of the highest level of performance, was $618,000 for Mr. Lane, $415,296 for Mr. George, $240,000 for Mr. Mylett, $234,840 for Mr. McKenna, and $148,320 for Ms. Shaeff.

  The RSUs are scheduled to vest in equal amounts over a three-year vesting schedule, subject to the Named Executive Officer's continued employment with the Company. The RSUs are subject to forfeiture in certain circumstances.

  For more information on the RSUs and PSUs granted to Named Executive Officers during 2014, see the Grants of Plan-Based Awards table and related narrative and footnotes.

(3)
This column does not reflect amounts the Named Executive Officers received or are entitled to receive during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the stock options granted to the Named Executive Officers in the applicable year and was computed in accordance with FASB ASC Topic 718. The Option Exercises and Stock Vested table provides information about the options exercised by Named Executive Officers during 2014. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2014 fiscal year for a discussion of the relevant assumptions made in valuing these awards. The aggregate grant date fair value will likely vary from the actual amount the Named Executive Officer receives based on a number of factors, including stock price fluctuations, timing of sale, and variances from valuation assumptions.

For more information on the stock options granted to Named Executive Officers during 2014, see the Grants of Plan-Based Awards table and related narrative and footnotes.

(4)
Reflects annual incentive compensation based upon certain performance criteria being met. For more information on the incentive compensation paid to Named Executive Officers for 2014, see the section of the CD&A titled "Annual Incentive Plan."

(5)
The figures set out as "All Other" Compensation for 2014 are comprised of the following:

	401(k) Match	Executive Disability & Group Term Life	Fitness(1)
Brian E. Lane	$6,500	$2,989	$240
William George	$6,500	$1,142	$240
James Mylett	$6,500	$1,230	$0
Trent T. McKenna	$6,500	$845	$240
Julie S. Shaeff	$6,500	$864	$240

(1)
Reimbursement of health-club dues pursuant to a wellness plan available to all employees in the Company's corporate headquarters.

Grants of Plan-Based Awards

        The following table provides information concerning the Company's administration of its annual and equity incentive plan during 2014. For further information related to grants of plan-based awards, see the section of the CD&A titled "Long-term Incentives" and the section of the CD&A titled "Annual Incentive Plan."

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(5)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise or Base Price of Option Awards ($/Sh)
		Date of Compensation Committee or Board Action
Name	Grant Date(1)		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Brian E. Lane	1/1/14	12/18/13	$97,850	$283,250	$798,250	—	—	—	—	—	—	—
	3/19/14	3/19/14	—	—	—	$38,624	$309,000	$618,000	—	—	—	$309,000
	3/19/14	3/19/14	—	—	—	—	—	—	14,350	—	—	$231,752
	3/19/14	3/19/14	—	—	—	—	—	—	—	39,861	$16.15	$248,732
William George	1/1/14	12/18/13	$70,452	$203,940	$574,740	—	—	—	—	—	—	—
	3/19/14	3/19/14	—	—	—	$25,956	$207,648	$415,296	—	—	—	$207,648
	3/19/14	3/19/14	—	—	—	—	—	—	9,643	—	—	$155,734
	3/19/14	3/19/14	—	—	—	—	—	—	—	26,786	$16.15	$167,144
James Mylett	1/1/14	12/18/13	$57,000	$165,000	$397,500	—	—	—	—	—	—	—
	3/19/14	3/19/14	—	—	—	$15,000	$120,000	$240,000	—	—	—	$120,000
	3/19/14	3/19/14	—	—	—	—	—	—	5,573	—	—	$90,004
	3/19/14	3/19/14	—	—	—	—	—	—	—	15,480	$16.15	$96,595
Trent T. McKenna	1/1/14	12/18/13	$32,291	$102,743	$278,873	—	—	—	—	—	—	—
	3/19/14	3/19/14	—	—	—	$14,678	$117,420	$234,840	—	—	—	$117,420
	3/19/14	3/19/14	—	—	—	—	—	—	5,453	—	—	$88,066
	3/19/14	3/19/14	—	—	—	—	—	—	—	15,147	$16.15	$94,517
Julie S. Shaeff	1/1/14	12/18/13	$27,192	$86,520	$234,840	—	—	—	—	—	—	—
	3/19/14	3/19/14	—	—	—	$9,270	$74,160	$148,320	—	—	—	$74,160
	3/19/14	3/19/14	—	—	—	—	—	—	3,444	—	—	$55,621
	3/19/14	3/19/14	—	—	—	—	—	—	—	9,567	$16.15	$59,698

(1)
For purposes of this column, the grant date for the non-equity incentive plan awards is the date the performance period began.

(2)
The amounts shown reflect the 2014 annual incentive plan awards. In December 2013, our Compensation Committee established target short-term incentive awards, expressed as a percentage of each executive's 2014 base salary. These awards are based on individual and Company performance targets for 2014, which are described in greater detail in the subsection of the CD&A titled "Annual Incentive Plan." For purposes of this chart, it is assumed that each executive realizes 10% of the Individual Performance Incentive at threshold, 100% at target, and 200% at maximum.

(3)
These columns represent the long-term award opportunities under the PSU component of the Company's LTI awards. The threshold amount is calculated based on the minimum amount that a recipient could earn if eligible for any portion of the PSUs to be paid and settled. For additional information about the Company's LTI awards, see footnote 2 of the Summary Compensation Table and the subsection of the CD&A titled "Long-term Incentives."

(4)
This column shows the restricted stock unit component of the Company's LTI awards.

(5)
For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. For these purposes, the fair value of the performance awards is computed based on performance at the target level.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning unexercised stock options and unvested restricted stock units held at December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Brian E. Lane	10,000		$6.38	5/18/2015
	12,039		$11.94	3/28/2017
	11,369		$13.15	3/26/2018
	19,389		$11.00	3/26/2019
	19,124		$12.46	3/25/2020
	21,122		$13.87	3/24/2021
	36,164	18,083	$11.21	3/26/2022
	14,824	29,652	$13.86	3/20/2023
		39,861	$16.15	3/19/2024
					31,865	$545,529
William George	8,000		$6.38	5/18/2015
	19,302		$11.94	3/28/2017
	18,120		$13.15	3/26/2018
	21,661		$11.00	3/26/2019
	19,124		$12.46	3/25/2020
	19,151		$13.87	3/24/2021
	24,302	12,152	$11.21	3/26/2022
	9,962	19,926	$13.86	3/20/2023
		26,786	$16.15	3/19/2024
					21,413	$366,591
James Mylett		15,480	$16.15	3/19/2024
					5,573	$95,410
Trent T. McKenna	6,870		$11.94	3/28/2017
	6,488		$13.15	3/26/2018
	7,756		$11.00	3/26/2019
	7,599		$12.46	3/25/2020
	7,266		$13.87	3/24/2021
	13,743	6,871	$11.21	3/26/2022
	5,633	11,268	$13.86	3/20/2023
		15,147	$16.15	3/19/2024
					12,109	$207,306
Julie S. Shaeff	7,655		$11.94	3/28/2017
	7,201		$13.15	3/26/2018
	8,608		$11.00	3/26/2019
	7,599		$12.46	3/25/2020
	7,266		$13.87	3/24/2021
	8,679	4,340	$11.21	3/26/2022
	3,558	7,116	$13.86	3/20/2023
		9,567	$16.15	3/19/2024
					7,647	$130,917

(1)
Mr. Lane's 18,083 unexercisable options are scheduled to vest on April 1st of 2015; Mr. Lane's 29,652 unexercisable options are scheduled to vest in equal amounts on April 1st of 2015 and 2016; Mr. Lane's

  39,861 unexercisable options are scheduled to vest in equal amounts on April 1st of 2015, 2016, and 2017.

  Mr. George's 12,152 unexercisable options are scheduled to vest on April 1st of 2015; Mr. George's 19,926 unexercisable options are scheduled to vest in equal amounts on April 1st of 2015 and 2016; Mr. George's 26,786 unexercisable options are scheduled to vest in equal amounts on April 1st of 2015, 2016, and 2017.

  Mr. Mylett's 15,480 unexercisable options are scheduled to vest in equal amounts on April 1st of 2015, 2016, and 2017.

  Mr. McKenna's 6,871 unexercisable options are scheduled to vest on April 1st of 2015; Mr. McKenna's 11,268 unexercisable options are scheduled to vest in equal amounts on April 1st of 2015 and 2016; Mr. McKenna's 15,147 unexercisable options are scheduled to vest in equal amounts on April 1st of 2015, 2016, and 2017.

  Ms. Shaeff's 4,340 unexercisable options are scheduled to vest on April 1st of 2015; Ms. Shaeff's 7,116 unexercisable options are scheduled to vest in equal amounts on April 1st of 2015 and 2016; Ms. Shaeff's 9,567 unexercisable options are scheduled to vest in equal amounts on April 1st of 2015, 2016, and 2017.

(2)
Mr. Lane's 31,865 unvested RSUs consist of 16,886 RSUs scheduled to vest on April 1st of 2015, 10,195 RSUs scheduled to vest on April 1st of 2016, and 4,784 RSUs scheduled to vest on April 1st of 2017.

Mr. George's 21,413 unvested RSUs consist of 11,347 RSUs scheduled to vest on April 1st of 2015, 6,851 RSUs scheduled to vest on April 1st of 2016, and 3,215 RSUs scheduled to vest on April 1st of 2017.

Mr. Mylett's 5,573 unvested RSUs consist of 1,857 RSUs scheduled to vest on April 1st of 2015, 1,858 RSUs scheduled to vest on April 1st of 2016, and 1,858 RSUs scheduled to vest on April 1st of 2017.

Mr. McKenna's 12,109 unvested RSUs consist of 6,416 RSUs scheduled to vest on April 1st of 2015, 3,875 RSUs scheduled to vest on April 1st of 2016, and 1,818 RSUs scheduled to vest on April 1st of 2017.

Ms. Shaeff's 7,647 unvested RSUs consist of 4,052 RSUs scheduled to vest on April 1st of 2015, 2,447 RSUs scheduled to vest on April 1st of 2016, and 1,148 RSUs scheduled to vest on April 1st of 2017.

The market value of these shares is based on the $17.12 share price of the Company's Common Stock as of December 31, 2014. Includes time-vested restricted stock units granted in 2012, 2013 and 2014 under the Company's LTI award plan.

(3)
Unvested PSU awards are not included in this table. The PSU awards are denominated in dollar amounts and are settled with the Company's stock based on the closing share price on the day of vesting. The PSU awards are subject to both time-based and performance-based vesting; consequently, PSU awards only vest on the vesting date upon achievement of relevant performance metrics. Thus, on any date prior to the vesting date, the exact number of shares underlying unvested PSU awards is not readily identifiable. Instead, the Company provides the grant date fair value in dollars of the threshold, target and maximum of the PSU awards for each Named Executive Officer in the year in which a PSU award is granted. For more information on the PSU awards, see the sections of the CD&A titled "Grants of Plan-Based Awards" and "Long-term Incentives."

Option Exercises and Stock Vested

        The following table provides information on option exercises and stock vested in 2014 related to the Named Executive Officers and the resulting value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian E. Lane	0	$0	20,549	$315,633
William George	12,000	$116,640	15,791	$242,550
James Mylett	0	$0	0	$0
Trent T. McKenna	0	0	7,504	$115,261
Julie S. Shaeff	0	$0	5,810	$89,242

(1)
The value realized on the exercise of stock options is the difference between the market price of the Company's Common Stock at the time of exercise and the exercise price of the option.

(2)
The value realized on the vesting of stock awards is the closing market price of the Company's Common Stock at the time of vesting.

  Pension Benefits

        We currently have no defined benefit pension plans.

  Nonqualified Deferred Compensation

        We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Termination Payments Upon Separation or a Change in Control

        Prior to March 26, 2008, the Company had included change in control and severance arrangements in the employment agreements with Messrs. Lane, and George, as well as Ms. Shaeff and Mr. McKenna. On March 26, 2008, the Compensation Committee concluded its plan to rationalize all executive employment arrangements by requesting that all Named Executive Officers relinquish their rights pursuant to their employment agreements. As consideration, the Committee enacted an Executive Severance Policy and entered into a change in control agreement with each executive.

        The following table provides the lump-sum payments that would have been made to the Named Executive Officers if their employment had been terminated on December 31, 2014, other than in connection with a change in control.

	For Cause	Death(1)	Disability	Without Cause(2)
Brian E. Lane	$0	$515,000	$515,000	$1,798,963
William George	$0	$370,800	$370,800	$1,014,049
James Mylett	$0	$300,000	$300,000	$291,691
Trent T. McKenna	$0	$293,550	$293,550	$465,057
Julie S. Shaeff	$0	$247,200	$247,200	$394,898

(1)
The Company maintains life insurance for each of the Named Executive Officers in an amount equal to the sum of the Named Executive Officer's annual base salary. The death benefit contained in the severance policy is paid net of insurance proceeds.

(2)
The following amounts are included in the total for each executive as an estimate of one year of COBRA payments made by the Company on behalf of the Named Executive Officer over the 12 month period following termination: Mr. Lane—$22,713; Mr. George—$16,691; Mr. Mylett—$16,691; Mr. McKenna—$16,605; and Ms. Shaeff—$12,518. These COBRA reimbursements would be made by the Company to the Named Executive Officer, and they would cease if the Named Executive Officer obtained other insurance coverage. In no event would these COBRA reimbursements exceed 12 months. The total amount also reflects an estimate of $25,000 for outplacement services, which services are provided for in the policy, and are not to exceed $50,000.

        The following table provides the lump-sum payout and value of early vesting equity that would have been received by the Named Executive Officers if their employment had been terminated in a qualifying termination as a result of a change in control occurring on December 31, 2014.

	Cash(1)	Value of Early Vesting Equity(2)	Excise Tax Gross Up	Total Value
Brian E. Lane	$1,773,963	$1,396,730	$80,546	$3,147,980
William George	$1,313,169	$938,598	$0	$2,235,076
James Mylett	$516,691	$230,425	—	$730,425
Trent T. McKenna	$440,057	$530,760	$0	$954,212
Julie S. Shaeff	$369,898	$335,204	$0	$692,585

(1)
Assumes a change in control event occurring on December 31, 2014. Includes payments made as reimbursements for COBRA for a one-year period after the change in control event; these payments would be made as reimbursements by the Company to the Named Executive Officer, and would cease if the Named Executive Officer obtained other insurance coverage.

(2)
For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

        See the "Change in Control and Severance Benefits" section of the CD&A for additional details about the circumstances that would trigger payments under the Executive Severance Policy or pursuant to an executive's change in control agreement.

Equity Compensation Plan Information

        The following table sets forth information about the Company's equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,380,050	(1)	$12.95	(2)	3,820,658
Equity compensation plans not approved by security holders	—		—		—
Total	1,380,050				3,820,658	(3)

(1)
Includes 909,874 stock options and 160,253 shares of time-vested stock or restricted stock units that have been granted but remain unvested as of December 31, 2014. Additionally, 309,923 shares of Common Stock may be issued upon the achievement of certain performance conditions under outstanding PSU awards. The PSU awards are dollar-denominated and paid in shares valued as of the vesting; for purposes of this table, the number of shares underlying outstanding PSU awards has been estimated based on current valuation of the awards and the closing market price of the Company's stock on December 31, 2014. The Company has no other securities to be issued upon exercise of outstanding options, warrants, or rights.

(2)
Shares of unvested restricted stock, restricted stock units, and performance stock are not factored into this average.

(3)
Reflects shares that are part of a fungible share plan, which means that each share granted that is not an option and/or SAR is counted against the plan as two (2.0) shares.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, the committee recommended to the Company's Board of Directors the inclusion of the Compensation Discussion and Analysis in the Company's 2015 proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee.

Members of the Compensation Committee
Darcy G. Anderson (Chair) Herman E. Bulls Alan P. Krusi Franklin Myers Vance W. Tang

        The preceding "Compensation Committee Report" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. The committee is made up solely of independent directors, as defined in the applicable NYSE and SEC rules, and it operates under a written charter, amended and effective as of March 2015 and approved by the Board of Directors, which is available on the Company's website at http://www.comfortsystemsusa.com.

        Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

        As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with management and with the Company's independent auditors, Ernst & Young LLP, the audited financial statements of the Company for the fiscal year ended December 31, 2014. The committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Ernst & Young LLP, the auditors' independence from the Company and its management, including the matters in the written disclosures the committee received from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 and for filing with the SEC.

Members of the Audit Committee
Constance E. Skidmore (Chair) Alan P. Krusi James H. Schultz Franklin Myers Vance W. Tang

        The preceding "Report of the Audit Committee" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

 OTHER INFORMATION

Compensation Committee Interlocks and Insider Participation

        Messrs. Anderson, Bulls, Krusi, Myers, and Tang, none of whom is or was an officer or employee of the Company or any of our subsidiaries through 2014, served on the Compensation Committee during 2014. None of the Company's executive officers serves on the board of directors or compensation committee, or any other committee serving an equivalent function, of another company that employs any member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2014, all directors, officers, and beneficial holders of more than 10% of any class of equity securities of the Company complied with all filing requirements.

Householding of Stockholder Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing to the Company at the following address: Comfort Systems USA, Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057 or upon oral request directed to the Company's Office of the General Counsel at (713) 830-9600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder's bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.

Certain Relationships and Related Transactions

        In March 2011, the Board adopted a written Related Person Transactions Policy that codifies the Company's policies and procedures regarding the identification, review, consideration, and approval or ratification of "related person transactions." For purposes of this policy only, a "related party transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are, were, or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation directly paid to a Named Executive Officer or director for services provided directly to the Company in their role as an employee or director shall not be considered related person transactions under the policy. A "related person" is any executive officer, director, or more than 5% stockholder of the Company, including any immediate family members of such persons, and any entity owned or controlled by such persons.

        Under the Company's Related Person Transactions Policy, where a transaction has been identified as a potential related person transaction, the Company's management shall present such potential related person transaction to the Audit Committee for review, consideration, and approval or ratification. The presentation shall include all information reasonably necessary for the Committee to determine the benefits of the related-party transaction and whether the related-party transaction is commercially comparable to an otherwise unrelated transaction of similar nature and management's recommendation related thereto. This process is to be used for both approvals as well as ratifications under the policy.

        The Audit Committee, in approving or rejecting the proposed related person transaction, considers all the relevant facts and circumstances deemed relevant by and available to the Audit Committee, including, but not limited to (i) the risks, costs and benefits to the Company, (ii) the impact on a director's independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The Audit Committee approves only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the Company's best interests and those of the Company's stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

        From time to time, the Company or its subsidiaries may have employees who are related to our executive officers or directors. David Giardinelli, the brother of Alfred Giardinelli, one of our directors, was employed by a subsidiary of the Company as a salesman during the fiscal year ended December 31, 2014. David Giardinelli does not receive a salary but instead receives compensation based on commissions. In 2014, David Giardinelli received approximately $126,761 in earned commissions. The Audit Committee ratified David Giardinelli's compensation pursuant to our Related Person Transactions Policy. Travis Giardinelli, the son of Alfred Giardinelli, one of our directors, was employed by a subsidiary of the Company as a salesman during the fiscal year ended December 31, 2014. In 2014, his total compensation did not meet the threshold requiring Audit Committee approval pursuant to our Related Person Transactions Policy.

        See the section above titled "Compensation Committee Interlocks and Insider Participation" for other information required to be disclosed here.

Interest of Certain Persons in Matters to Be Acted Upon

        The Named Executive Officers and directors of the Company do not have any substantial interest in the matters to be acted upon at the Annual Meetings, other than in their roles as officers or directors of the Company.

Stockholder Proposals for 2016 Annual Meeting

        Stockholders who wish to present proposals for inclusion in the Company's proxy materials for the 2016 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before December 12, 2015.

        Under the Company's current Bylaws, proposals of business and nominations for directors other than those to be included in the Company's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company's Bylaws, to be considered timely a proposal or nominations submitted for consideration at the 2016 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the 2015 Annual Meeting of Stockholders. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

Other Business

        The Board knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the NYSE's rules on the exercise of discretionary authority.

Form 10-K and Annual Report to Stockholders

        A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

ANNUAL MEETING OF STOCKHOLDERS OF COMFORT SYSTEMS USA, INC. May 19, 2015 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://proxy2015.comfortsystemsusa.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF NINE DIRECTORS FOR TERMS ExPIRING AT ThE 2016 ANNUAL MEETING; O Darcy G. Anderson O herman E. Bulls O Alfred J. Giardinelli, Jr. O Alan P. Krusi O Brian E. Lane O Franklin Myers O James h. Schultz O Constance E. Skidmore O vance W. Tang 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015. 3. ADvISORY vOTE TO APPROvE ThE COMPENSATION OF ThE NAMED ExECUTIvE OFFICERS. You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, is hereby acknowledged. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, AND A VOTE "FOR" PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20930300000000000000 7 051915 FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF NINE DIRECTORS FOR TERMS ExPIRING AT ThE 2016 ANNUAL MEETING; O Darcy G. Anderson O herman E. Bulls O Alfred J. Giardinelli, Jr. O Alan P. Krusi O Brian E. Lane O Franklin Myers O James h. Schultz O Constance E. Skidmore O vance W. Tang 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015. 3. ADvISORY vOTE TO APPROvE ThE COMPENSATION OF ThE NAMED ExECUTIvE OFFICERS. You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, is hereby acknowledged. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF COMFORT SYSTEMS USA, INC. May 19, 2015 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. have your proxy card available when you call. vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, AND A VOTE "FOR" PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20930300000000000000 7 051915 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://proxy2015.comfortsystemsusa.com

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 COMFORT SYSTEMS USA, INC. ANNUAL MEETING OF STOCKHOLDERS Solicited by the Board of Directors of Comfort Systems USA, Inc. The undersigned hereby appoints Brian E. Lane and Trent T. McKenna, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 19, 2015, or at any adjournment or postponement thereof. ALL SHARES WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. (Continued and to be signed on the reverse side) 1.1